Exhibit 99.2
UNIFY CORPORATION
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON                     , 2006
SOLICITED BY THE BOARD OF DIRECTORS
     The undersigned hereby appoints Todd Wille and Steven Bonham, and each of them, with full power of substitution to represent the undersigned and to vote all the shares of the common stock of Unify Corporation (the “Company”) which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at                                                              on                                           , 2006 at            a.m. Pacific time, and at any adjournment thereof: (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company’s Proxy Statement, and (2) in their discretion, upon such other matters as may properly come before the meeting.
     The undersigned hereby acknowledges receipt of: (1) Notice of Special Meeting of Stockholders of the Company and (2) accompanying Proxy Statement.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Exhibit 99.2
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1 and 2.
1.	To approve the Agreement and Plan of Merger, dated as of March 14, 2006, by and among Warp Technology Holdings, Inc., operating under the name of Halo Technology Holdings (“Halo”), UCA Merger Sub Inc., a wholly-owned subsidiary of Halo and Unify Corporation:

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.	To authorize the proxy holders to vote to adjourn or postpone the special meeting, in their sole discretion, for the purpose of soliciting additional votes for the adoption of the merger agreement

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	With discretionary authority, upon such other matters as may properly come before the Special Meeting. At this time, the Board knows of no other matters to be presented at the meeting.
Whether or not you plan to attend the meeting in person, please complete this proxy so that your stock may be represented at the meeting.
☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.

☐	MARK HERE IF YOU PLAN TO ATTEND THE SPECIAL MEETING.
Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.

Date:

Signature(s):